Exhibit 99.1

Cryptyde, Inc. Announces New Name, New Ticker Symbol and Reverse Stock Split

The New Name “Eightco Holdings Inc.” Will Be Effective on April 3, 2023. Common Stock Will Begin Trading Under the Symbol “OCTO” on a Split-Adjusted Basis on April 4, 2023.

SAFETY HARBOR, Florida, April 03, 2023 (GLOBE NEWSWIRE) — Cryptyde, Inc. (NASDAQ: TYDE) (“Cryptyde” or the “Company”), a technology company dedicated to fostering growth and innovation through strategic acquisitions and management, today announced that it intends to change its name to “Eightco Holdings Inc.” and to effect a reverse stock split of its common stock at a ratio of 1 post-split share for every 50 pre-split shares. The name change and the reverse stock split will become effective at 4:05 p.m. on Monday, April 3, 2023. The Company’s common stock will continue to be traded on the Nasdaq Capital Market under the new symbol “OCTO” and will begin trading on a split-adjusted basis when the market opens on Tuesday, April 4, 2023.

At a special meeting of stockholders held on March 15, 2023, Cryptyde’s stockholders granted the Company’s Board of Directors the discretion to effect a reverse stock split of the Company’s common stock through an amendment to its Certificate of Incorporation at a ratio of not less than 1-for-2 and not more than 1-for-50, such ratio to be determined by the Company’s Board of Directors.

At the effective time of the reverse stock split, every 50 shares of Cryptyde’s issued and outstanding common stock will be converted automatically into one issued and outstanding share of common stock without any change in the par value per share. Stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-50 reverse stock split.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. Any fractional share of a stockholder resulting from the reverse stock split will be rounded up to the nearest whole number of shares. The reverse stock split will reduce the number of shares of Cryptyde’s common stock outstanding from approximately 89,878,484 shares to approximately 1,797,756 shares. Proportional adjustments will be made to the number of shares of Cryptyde’s common stock issuable upon exercise or conversion of Cryptyde’s equity awards, convertible securities and warrants, as well as the applicable exercise price. Stockholders with shares in brokerage accounts should direct any questions concerning the reverse stock split to their broker; all other stockholders may direct questions to the Company’s transfer agent, Nevada Agency and Transfer Company, at (775) 322-0626.

About Cryptyde, Inc.

Cryptyde, Inc. (NASDAQ: TYDE) is focused on driving growth through the acquisition and management of technology. With subsidiaries like Forever 8, a cash flow management platform for e-commerce sellers, and Ferguson Containers, a provider of complete manufacturing and logistical solutions for product and packaging needs, Cryptyde is committed to identifying and acquiring businesses with untapped potential and developing strategies to scale them to new heights. Through focused execution and a commitment to innovation, Cryptyde aims to drive significant growth and value creation for its portfolio companies and shareholders.

For additional information, please visit http://www.cryptyde.com/.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the effect that the reverse stock split may have on the price of the Cryptyde’s common stock and Cryptyde’s ability to maintain its listing on the Nasdaq Stock Market. Given these risks and uncertainty, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Cryptyde’s actual results to differ from those contained in forward-looking statements, see Cryptyde’s filings with the Securities and Exchange Commission (SEC), including the section titled “Risk Factors” in Cryptyde’s Registration Statement on Form 10, as amended, filed with the SEC on May 13, 2022, and Cryptyde’s Registration Statement on Form S-1, as amended, filed with the SEC on January 24, 2023. All information in this press release is as of the date of the release, and Cryptyde undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

For further information, please contact:

Investor Relations

Richard Brown

617-819-1289

investors@cryptyde.com